UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2007

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer—David W. Hitchcock

On May 24, 2007, the Company announced the appointment of David W. Hitchcock as Chief Financial Officer of the Company. The material terms of Mr. Hitchcock’s employment are described below. A copy of the press release announcing the appointment of Mr. Hitchcock is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference in its entirety.

Mr. Hitchcock, who is 46 years of age, joins the Company effective June 4, 2007 from Alcatel-Lucent (NYSE: ALU) where he has held the position of chief financial officer for North America since November 2006. Prior to his most recent position, he held a wide range of key financial leadership roles, including corporate controller for Lucent Technologies from March 2006 to November 2006, business operations and financial vice president for Lucent Worldwide Services from February 2005 to March 2006 as well as financial vice president, services and supply chain for Lucent Technologies from 2001 to 2005. Mr. Hitchcock holds a master’s of business administration degree in finance and bachelor’s degree in accounting from Wake Forest University. Mr. Hitchcock is also a certified public accountant.

There is no arrangement or understanding between Mr. Hitchcock and any other person pursuant to which Mr. Hitchcock was appointed an officer. There are no relationships or transactions in which Mr. Hitchcock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with David W. Hitchcock

On May 24, 2007, Syniverse Holdings, Inc. and Syniverse Technologies, Inc. (collectively, the “Company”) entered into an Employment Agreement with David W. Hitchcock pursuant to which Mr. Hitchcock will serve as Chief Financial Officer of the Company. It is expected that Mr. Hitchcock will commence employment on June 4, 2007 (the “Effective Date”).

The Employment Agreement provides that Mr. Hitchcock will receive an annual base salary of $350,000, subject to increase by the Company’s compensation committee. For each calendar year of employment, Mr. Hitchcock is eligible for an annual target bonus equal to 60% of his annual salary based upon the achievement of performance objectives for such calendar year as approved by the compensation committee (the “Target Bonus Objectives”). The Target Bonus Objectives will be financial and other objective targets that the compensation committee reasonably believes are reasonably attainable at the time that they are set. Such bonus amounts, if any, shall be payable so long as Mr. Hitchcock was in the employ of the Company on December 31 of the calendar year on which the target bonus is based. Mr. Hitchcock’s bonus eligibility for 2007 will be for the full calendar year and will not be prorated for the number of months he holds his position at the Company.

Mr. Hitchcock’s employment will continue until (i) he resigns without good reason, (ii) he terminates his employment for good reason, (iii) the Company decides to terminate his employment with cause, (iv) the Company decides to terminate his employment without cause, or (v) his disability or death. If his employment is terminated by us without cause, for good reason or by reason of his death or disability, then we will be obligated to pay Mr. Hitchcock or his estate his annual base salary for a one-year period commencing on the date of termination, his pro-rated target bonus, if any, for the then current fiscal year (and the previous year’s unpaid bonus) and COBRA benefits for the shorter of (A) one year and (B) the period that Mr. Hitchcock is eligible for COBRA.

The Employment Agreement provides that Mr. Hitchcock will receive a one-time cash (i) lump-sum bonus payment in the gross amount of $175,000 as compensation or reimbursement for all moving, temporary living, transition and relocation expenses and (ii) signing bonus payment in the gross amount of $175,000, in each case subject to a reimbursement provision if Mr. Hitchcock voluntarily resigns without good reason. In addition, the Company shall reimburse Mr. Hitchcock for independent legal review of his employment agreement up to a maximum of $10,000.

In addition, Mr. Hitchcock will be eligible for grants under the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”). Under the Plan, Mr. Hitchcock will be granted nonqualified options to purchase 40,000 shares of common stock annually, resulting in grants of options to purchase a total of 200,000 shares of common stock. The options will be issued in five equal annual installments, so long as Mr. Hitchcock remains in the employ of the Company on each installment date and each option will vest in three equal annual installments. The per share exercise price of the options shall be the closing price of our common stock on the date of issue, in this case, the Effective Date. In addition, Mr. Hitchcock shall be granted a one-time restricted stock award of 60,000 shares of common stock which will vest in five equal annual installments, subject to Mr. Hitchcock’s continued employment with the Company on the relevant vesting dates. Such awards will be granted on the Effective Date.

In his employment agreement, Mr. Hitchcock agrees to limitations on his ability to disclose any of our confidential information, and acknowledges that all inventions relating to his employment belong to us. Mr. Hitchcock also agrees not to compete with us anywhere in the world or to solicit our employees for the period during which he receives severance, if he is terminated without cause or if he resigns for good reason, or for two years after his termination, if he resigns without good reason or if we terminate his employment for cause.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of May 24, 2007, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and David W. Hitchcock.

99.1	Press Release issued on May 24, 2007 by Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2007

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Robert F. Garcia, Jr.
Robert F. Garcia, Jr.
General Counsel

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Robert F. Garcia, Jr.
Robert F. Garcia, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Employment Agreement, dated as of May 24, 2007, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and David W. Hitchcock.

99.1*	Press Release issued on May 24, 2007 by Syniverse Technologies, Inc.

*	Filed herewith electronically.